Exhibit 10.35

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 3

CONTRACT PARTIES:

National Geographic Partners, LLC (“NGS”) 1145 Seventeenth Street, NW Washington, DC 20036 USA Contact: Tel: Email:	Lindblad Expeditions, LLC (“Lindblad”) 96 Morton Street New York, NY 10014 USA Contact: Tel: Email:

This is the THIRD amendment (“Amendment 3”), dated as of December 5, 2016, to that Alliance and License Agreement effective as of December 12, 2011, as amended on November 20, 2014 (“Amendment 1”) and March 9, 2015 (“Amendment 2”), between NGS and Lindblad (collectively, the “Agreement”).

NGS and Lindblad (each a “Party” and collectively the “Parties”) desire to modify the Agreement as follows:

1.	Parties. The Parties desire to to DELETE the following language:

(1)	National Geographic Society (“NGS”), and

(2)	Lindblad Expeditions, Inc. including its wholly owned subsidiaries (“Lindblad”)

And REPLACE it with the following language:

(1)	National Geographic Partners, LLC (“NGS”), and

(2)	Lindblad Expeditions, LLC including its wholly owned subsidiaries (“Lindblad”)

2.	Subsections 1.1(g) and (n) shall be deleted in their entirety and replaced with the following:

1(g) Licensed Marks: [*] and those certain other trademarks, names, titles, logos and symbols owned by NGS that NGS may from time to time authorize Lindblad to use pursuant to this Agreement. Lindblad agrees that the Licensed Marks must be used in strict conformance with the National Geographic Brand/Design Identity Guidelines. Relevant portions of such guidelines and technical specifications for use of the Licensed Marks, and master copies of the Licensed Marks are available at http://natgeobrand.org

1(n) NGE: National Geographic Expeditions, the travel program of NGS marketed under the service mark "National Geographic Expeditions. "

3.	The following Subsections 1 (y) and (z) shall be added to the Agreement:

1(y) Europe: means Austria, Belarus, Belgium, Bosnia-Herzegovina, Cyprus, Czech Republic, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Lithuania, Luxembourg, Malta, Monaco, Netherlands, Norway, Poland, Portugal, Romania, Russia, Spain, Sweden, Switzerland, Turkey, Ukraine, and the United Kingdom (including Wales, Scotland and Northern Ireland).

1(y) Asia: means Hong Kong, Thailand, Singapore and China.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.	The first paragraph of Subsection 5(a) shall be deleted in its entirety and replaced with the following.

NGS hereby grants to Lindblad a non-exclusive license to use the Licensed Property for the advertising and promotion of Lindblad Trips (A) during the Term in Australia, New Zealand and the United States, its territories and possessions, and (B) commencing with Lindblad Trip and NGE/Lindblad Trip departures booked on or after mutual execution of this Amendment 3 through and including December 31, 2017 (the “Europe/Asia Term”), in Europe and Asia. Europe, Asia, Australia, New Zealand and the United States, its territories and possessions shall be collectively referred to as the “Territory”; provided, however, that Europe and Asia shall be removed from such definition upon expiration of the Europe/Asia Term, if not extended in writing, by mutual agreement of the Parties. In the event Lindblad wishes to use the Licensed Property in advertising and promotion directed at a specific region outside the Territory, NGS and Lindblad may mutually agree in writing in advance. In addition, NGS hereby grants to Lindblad a non-exclusive license to use the Licensed Property in association with the Lindblad Expeditions name, trademarks, service marks and logos in connection with promotional and public relations communications in the Territory relating to Lindblad Trips departing during the Term to destinations worldwide, subject to the terms, limitations and conditions of this Agreement. Notwithstanding the foregoing, Lindblad shall make no use of the Licensed Property:

5.	Subsection 14(a) shall be deleted in its entirety and replaced with the following, effective with Lindblad Trip and NGE/Lindblad Trip departures on or after mutual execution of this Amendment 3:

14(a) Royalty Payments: Lindblad shall pay NGS a Royalty equal to [*] from Lindblad Trips, excluding [*] from NGE/Lindblad Trip Participants and [*] from a Competing Trip; provided, however, that with respect to travelers who reside in Europe and Asia, Lindblad shall pay NGS a Royalty equal to [*] from Lindblad Trips and NGE/Lindblad trips, excluding [*] from a Competing Trip. Under no circumstance shall any [*] be subject to both a Royalty under this Agreement and an "NGS Fee" specified in the Tour Operator Agreement. Lindblad will not be required to pay a royalty when discounts of [*] or more are made to Lindblad’s Friends & Family, NGS Staff or Travel Agent bookings.

6.	Subsection 14 (d) shall be deleted in its entirety and replaced with the following:

14(d) Payment Instructions. All payments to NGS shall be made by check or wire transfer in United States dollars. Checks shall be made payable to National Geographic Partners, LLC and shall be sent by Lindblad to the following:

Lockbox Address :

National Geographic

PO Box

Boston, MA 02241-7131

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Wires/ACH Instructions:

Account Name:

Account Address:

Account Number:

ACH/EFT:

DOM.WIRES:

Swift Code Intl Wires:

At the time any wire transfer is initiated, Lindblad shall provide written notice by email or fax to the NGS Contact Person identified on page 1 of this Agreement indicating that the payment is being remitted. Please be sure to identify which invoice number(s)/credit memo(s) is being paid to ensure payment is correctly applied to the Lindblad account.

7.	The following Subsection 14(g) shall be added to the Agreement:

14(g) Partner Companies. Lindblad acknowledges that NGS may engage the services of third parties to market and/or sell NGE/Lindblad Trips targeted at the Europe and/or Asia markets (each, a “Partner Company” and, together, the “Partner Companies. Lindblad shall provide NGS guidelines on commission amounts that it currently pays to its third party distribution partners. NGS shall notify Lindblad as to the identity of, and proposed commissions payable by Lindblad to, any such Partner Companies with which NGS intends to contract, subject to Lindblad's approval of the proposed commission amount. In the event that Lindblad does not approve a proposed commission amount, it will propose an alternate commission amount consistent with the guidelines it provides. Lindblad shall subsequently be responsible for paying such Partner Company the agreed-upon commission amount. During the Europe/Asia Term, NGS will not engage the services of a general sales agent to market or distribute Lindblad/NGE Trips to third party distribution partners. For purposes of clarification, NGS is not prohibited from working directly with third party distribution partners to market and/or sell NGE/Lindblad Trips.

8.	The following Subsection 15(c) and (d) shall be added to the Agreement:

15(c) Price Quoting Europe: The Parties agree that while Lindblad will will be quoting pricing in Pounds/Euros for all programs marketed in Europe, each transaction will be converted into US dollars at that day’s exchange rate

15(d) Price Quoting Asia: The Parties agree that while Lindblad will will be quoting pricing in local currencies for all programs marketed in Asia, each transaction will be converted into US dollars at that day’s exchange rate

The current subsection (c) Books of Account; Audits will now become sub-section (e)

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.	Subsections 19(d) and (f) shall be deleted in their entirety and replaced with the following:

19(d) Each policy, with the exception of worker's compensation and Protection and Indemnity, will be endorsed to list "National Geographic Partners, LLC, its parents, subsidiaries and their respective employees, affiliates, officers, directors, successors, representatives, assigns" as Additional Insureds. The Protection and Indemnity policy will be covered by a "misdirected arrows" endorsement giving NGS similar protection. All policies will state that NGS shall be given at least [*] advance written notice of cancellation. Lindblad agrees to have its insurance company or companies provide NGS with a certificate of insurance evidencing the above-required insurance within thirty (30) days following mutual execution of this Amendment 3.

19(f) Lindblad will specifically include the following in any Terms and Conditions that it publishes or distributes: Responsibility and Other Terms & Conditions: Certain other provisions, concerning among other things, limitations of Lindblad Expeditions' and National Geographic Partners' liability for loss of property, injury, illness, or death during the voyage, will be provided to passengers on the ship's ticket sent prior to departure, and are also available on our website at (www.expeditions.com/shipsticket), or upon request. By registering for this trip, the guest agrees to all such Terms & Conditions.

10.	All other terms and conditions of the Agreement shall continue in full force and effect, including, without limitation, all representations, warranties and indemnities.

11.	Each capitalized term used but not defined in this Amendment shall have the meaning ascribed to it in the pertinent Agreement.

NATIONAL GEOGRAPHIC PARTNERS, LLC		LINDBLAD EXPEDITIONS, LLC

By:	/s/ Jeffrey Schneider	By:	/s/ Philip Auerbach

Name:	Jeffrey Schneider	Name:	Philip Auerbach

Date:	12/5/2016	Date:	12/2/2016

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